Loan Numbers:
717610613
717610637
717610638

LOAN AGREEMENT

THIS LOAN AGREEMENT(the "Agreement") is made and entered into as of the 31st day of December, 2012 (the "Effective Date"), by and among 734 CITRUS HOLDINGS, LLC, a Florida limited liability company, 734 LMC GROVES, LLC, a Florida limited liability company, 734 CO-OP GROVES, LLC, a Florida limited liability company, 734 BLP GROVES, LLC, a Florida limited liability company, and 734 HARVEST, LLC, a Florida limited liability company, being collectively referred to as the "Borrower" (and unless otherwise provided the term "Borrower" shall apply to each of said four limited liability companies both separately and collectively), jointly and severally, all having an office and place of business at 590 Madison Avenue, 26th Floor, New York, New York 10022 and PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, having an office and place of business at 801 Warrenville Road, Suite 150, Lisle, Illinois 60532-1357 (referred to herein as the "Lender).

WITNESSETH:

WHEREAS, Borrower, on even date herewith, has executed (a) Promissory Note A to Lender in the amount of Fourteen Million Five Hundred Thousand and No/100 Dollars ($14,500,000.00) in lawful money of the United States of America ("Note A" and the loan evidenced thereby known as Loan 717610613 being referred to as "Loan A"); (b) Promissory Note B to in the amount of Fourteen Million Five Hundred Thousand and No/I 00 Dollars ($14,500,000.00) in lawful money of the United States of America ( "Note B" and the loan evidenced thereby known as Loan 717610637 being referred to as "Loan B") and (c) Promissory Note C to Lender in the amount of Five Million and No/I 00 Dollars ($5,000,000.00) in lawful money of the United States of America ( "Note C" and the loan evidenced thereby known as Loan 717610638 being referred to as "Loan C" and with such Note A, Note Band Note C being collectively referred to as the "Note" and Loan A, Loan B and Loan C being collectively referred to as the "Loan");

WHEREAS, on even date herewith, the Borrower has executed that certain Mortgage and Security Agreement (the "Security Instrument") in seven counterparts encumbering the Premises, as defined herein, and other collateral described therein, in favor of Lender, to secure the Note and a counterpart of said Security Instrument is to be recorded on or about the date hereof in the Public Records of Collier, Hardee, Hendry, Highlands, Martin, Osceola and Polk Counties, Florida;

WHEREAS, on even date herewith, the Borrower has executed that certain Assignment of Leases and Rents (the "Assignment of Leases and Rents") in seven counterparts assigning to

Lender certain leases and rents described therein to secure the Note and which Assignment of Leases and Rents is to be recorded on or about the date hereof in the Public Records of Collier, Hardee, Hendry, Highlands, Martin, Osceola and Polk Counties, Florida; and

WHEREAS, the parties desire to set forth certain agreements as to the Loan.

IN CONSIDERATION OF the foregoing facts and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the mutual covenants and agreements contained in this Loan Agreement, the Borrower and the Lender agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. For the purpose of this Agreement, the following terms shall have the respective meanings specified in this Section 1.1 which apply to both the singular and plural forms of such terms:

"Account" shall mean account as defined in the UCC.

"Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with any Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this agreement as originally executed by the parties hereto and all permitted amendments, supplements and modifications hereof, including all exhibits and schedules.

"Business Day" shall mean each Monday through Friday except for days in which commercial banks are not authorized to open or are required by law to close in the State in which the place designated by Lender for payments under the Note is located.

"Collateral" shall mean the Premises and all other property encumbered by the Security
Instrument and other Loan Documents and the products and proceeds thereof.

"Costs" shall mean all costs, expenses, losses and damages sustained or incurred by the Lender because of or as a result of any default or any one or more Events of Default of the Borrower under this Agreement, the Loan Documents or any of them, or in realizing upon, protecting, perfecting, defending or enforcing, or any combination thereof, the rights and remedies of the Lender under this Agreement, the Loan Documents, or any of them, including, without limitation, all attorney's fees and costs, including paralegal fees in all legal proceedings, including administrative, trial, appellate, probate, bankruptcy or any other legal or administrative proceeding, regardless of whether suit is brought, all environmental consultants and engineers fees and costs and all appraisers fees and costs.

"Crops" shall mean all growing crops and future crops now growing or hereafter grown on the Premises or any part thereof whether Fructus Naturales or Fructus Industriales ("Emblements") including, but not by way of limitation, all citrus crops, row crops and vegetables, whether mature or immature and whether now owned or now planted and now growing on the Premises or any part thereof or hereafter acquired or planted and grown on the Premises or any part thereof and all by-products thereof.

"Debt" shall mean debt as determined and calculated under GAAP.

"Default Rate" shall mean the interest rate specified in the Note A as the Default Rate as to monetary sums due thereunder, the interest rate specified in Note B as the Default Rate as to monetary sums due thereunder, the interest rate specified in Note C as the Default Rate as to monetary sums due thereunder and as to other sums due under the other Loan Documents, the higher of the Default Rate under Note A, Note Band Note C ..

"Due Date" shall mean the date any payment of principal or interest is due and payable on the Note.
"Effective Date" the date of this Agreement first set forth above.
"Equipment" shall mean equipment as defined in the Security Instrument.

"Event of Default" shall mean an event of default specified in this Agreement or any other Loan Document.

"Farm Products" shall mean farm products as defined in the UCC whether now owned or hereafter acquired including but not by way of limitation, Crops.

"Financing Statements" shall mean any financing statement or statements recorded and/or filed for the purpose of perfecting the Security Interest in the Collateral or any portion thereof, under the UCC or any other state law.

"Fiscal Year" shall mean the fiscal year of the Borrower ending on June 30 in each calendar year. Subsequent changes of the Fiscal Year shall not change the term, "Fiscal Year" as used herein, unless the Lender shall consent in writing to such changes.

"Fixtures" shall mean Goods determined to be fixtures under the laws of Florida as to
Goods located on Real Property located in Florida.

"GAAP" shall mean generally accepted accounting principles consistently applied to the particular item.

"Goods" shall mean goods under the UCC other than Equipment not within the definition of Equipment in the Security Instrument.

"Intercreditor Agreement" shall mean any Intercreditor Agreement or Intercreditor
Agreements between Lender and the LOC Lender now or hereafter entered into.

"Interest Rate" shall mean the interest rate specified in the Note applicable when referring to said term.

"Inventory" means inventory as defined in the UCC.

"Loan" shall have the meaning ascribed thereto in the Recitals herein.

"Loan Application" shall mean Borrower's Loan Application to Lender for Loan
717610613, Loan 717610637 and Loan 717610638 dated December 7, 2012.

"Loan Commitment" shall mean the Lender's commitment to make the Loan to the Borrower pursuant to the Loan Application and the Borrower's acceptance thereof on terms and conditions set forth in the letter from the Lender to the Borrower as to such commitment and acceptance.

"Loan Documents" shall have the meaning ascribed thereto in Section 2.4 herein.

"LOC" shall mean a short term loan or loans to Borrower from any LOC Lender for working capital purposes.
"LOC Lender" the lender or lenders which provide the LOC. "Note" shall mean the Note described in the Recitals herein.

"Obligations" with respect to Borrower, shall mean, individually and collectively, all payment and performance duties, obligations and liabilities of the Borrower to the Lender, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, due or to become due, including, without limitation, all Costs and all such duties, obligations and liabilities of the Borrower to the Lender, under and pursuant to the Loan Documents and all renewals, replacements, modifications, extensions, increases and amendments of any thereof.

"Permitted Liens" shall mean: (i) liens imposed by law for taxes, assessments or charges or levies of any governmental authority not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (ii) statutory liens of suppliers carriers, warehousemen, mechanics, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; (iii) pledges, liens and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (iv) deposits or liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower; (vi) extensions, renewals or replacements of any lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; (vii) statutory liens on deposit accounts maintained with, or other property in the custody of, a depositary bank pursuant to its general business terms and in the ordinary course of business, provided that such Liens do not secure any Debt; (viii) liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of Borrower in the ordinary course of business; and (ix) liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower in the ordinary course of business or liens arising by operation of law under Article 2 of the U CC in favor of a reclaiming seller of goods or buyer of goods.

"Person" shall mean any individual, joint venture, partnership, firm, corporation, trust, unincorporated organization or other organizational entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

"Place of Business" shall mean those places of business in which the Borrower undertakes its business and shall include the Principal Place of Business.

"Principal Place of Business" shall mean the principal place of business and the headquarters of the Borrower at which place all of Borrower's records are kept and which is currently located at 590 Madison Avenue, 26th Floor, New York, New York 10022.

"Proceeds" shall mean proceeds as defined in the UCC.

"Real Property" shall mean those parcels of land described in Exhibit "A" attached hereto located in Collier, Hardee, Hendry, Highlands, Martin, Osceola and Polk Counties, Florida, and all leasehold interests therein, all improvements and Fixtures located thereon or attached thereto and all easements, tenements, hereditaments, appurtenances, profits, rents, insurance and condemnation proceeds paid in connection therewith, and all Accounts, Chattel Paper and General Intangibles pertaining to, connected with or arising out of the foregoing.

"Security Instrument" Shall mean that certain Security Instrument as defined in the
Recitals.

"Security Interest" shall mean the security interest granted in the Collateral to the Lender pursuant to the Security Instrument and other Loan Documents.

"Subsidiary" or "Subsidiaries" means, as to any particular parent corporation or parent organization, any other corporation or organization more than fifty percent (50%) of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which themselves are subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term "Subsidiary" means a Subsidiary of the Borrower or of any of its direct or indirect
Subsidiaries.

"Tropicana Supply Agreement Condition Precedent" shall have the meaning set forth in
Section 2.2 of this Agreement.

"Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or equity interests having such power only by reason of the happening of a contingency.
"UCC" shall mean the Uniform Commercial Code as adopted in the State of Florida.
Section 1.2 Other Definitional Provisions. All of the terms defined in this Agreement shall have such defined meanings when used in other Loan Documents unless the context shall otherwise require. Capitalized terms used herein, but not herein defined, shall have the meanings ascribed thereto in the other Loan Documents. All terms defined or used in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa. The words "hereby", "hereto", "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of the this Agreement. The use of the words "to", "until", "on", and words of similar import in this Agreement, in indicating expiration, shall be interpreted to include the date mentioned. The neuter genders are used herein and whenever used if the context so indicates, shall include the masculine, feminine and neuter as well. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, devisees, personal representatives, successors and assigns of such party unless the context shall expressly provide otherwise.

ARTICLEII THE LOAN

Section 2.1 Loan. The Loan consists of Loan A, Loan B and Loan C has defined in the Recitals to this Agreement and is being made under the provisions of Note A, Note B, Note C, this Agreement and the other Loan Documents.

Section 2.2 Tropicana Supply Agreement Condition Precedent. Borrower shall not be entitled to the disbursement of any sums under Note C by Lender, and shall have obligations with respect thereto, unless the Tropicana Supply Agreement Condition Precedent, as defined in this Section, occurs on or before the date that is ninety days (90) after the date of Note C and if the Tropicana Sur,ply Agreement Condition Precedent should not so occur then at the end of the ninetieth (901) day after the date of Note C, said Note C shall be deemed cancelled with Lender and Lender shall no longer have any obligation to disburse or fund any amount under Note C. As used herein and in Note C, the "Tropicana Supply Agreement Condition Precedent" shall mean that (i) an Orange Purchase Agreement to be entered into between Borrower, as supplier and Tropicana Products, Inc., as purchaser ("Tropicana"), as to the citrus Crops now and hereafter growing on certain portions of the Premises referenced as the "Tropicana Supply Agreement" in the Letter oflntent dated September 10, 2012 by 734 Citrus, LLC and various parties inclusive of the Latt Maxcy Corporation (the "Letter of Intent"), all on terms and provisions and for a term not materially different from the last draft of such Tropicana Supply Agreement presented to Lender by Borrower prior to the Effective Date unless any such materially different terms and provisions are consented to by Lender in writing and (ii) said Tropicana Supply Agreement is collaterally assigned by Borrower to Lender on terms acceptable to Lender as additional security for the Loan with the consent of Tropicana unless such consent is not required under the provisions of the Tropicana Supply Agreement. If the Tropicana Supply Agreement Condition Precedent is satisfied, then Borrower shall have thirty (30) days in which to notify Lender that Borrower elects to accept disbursement of the full face amount of this Note C and shall do so within thirty (30) days after giving notice of said election or Note C shall be deemed cancelled with Lender to no longer have any obligation to disburse or fund Note C and with Borrower to have no payment or other obligations with respect thereto.

Section 2.3 Loan Proceeds Use. The proceeds of the Loan are being used to acquire the assets of described in the Letter of Intent described in Section 2.2 above.

Section 2.4 Security Instrument. The Loan is secured by the Security Instrument, the Assignment of Leases and Rents and other loan documents by Borrower to Lender or between Borrower and Lender pertaining to the Loan (collectively, the "Loan Documents").

Section 2.5 Partial Release and Substitution of Collateral.

Borrower shall, from time to time, be entitled to make a written request (the "Partial Release and Substitution of Collateral Request") to Lender for a partial release of real estate Collateral and substitution of Collateral for that to be released on the following terms and conditions, which if met, Lender shall approve and Borrower and Lender shall, proceed, with reasonable diligence, to implement, such terms and conditions being as follows:

(a) the Partial Release and Substitution Request shall provide (i) a legal description of the real estate Collateral to be released, (ii) a legal description of the real estate Collateral to be substituted; (iii) a detailed description of any other Collateral to be substituted; (iv) any information Borrower has with respect to the fair market value of the Collateral to be released and substituted; and (v) the business reason for the partial release and substitution which must be a sound business reason.

(b) the amount of real estate Collateral proposed to be substituted for the partial release Collateral shall not exceed thirty five percent (35%) of the total gross acres of real estate Collateral at the time of the Partial Release and Substitution of Collateral Request.

(c) the Collateral to be substituted must be Florida agricultural property acceptable to
Lender with a market value equivalent to the real estate Collateral being released.

( d) the partial release and substitution of Collateral must not materially impact Borrower's repayment capacity nor Borrower's operations (including, but not by way of limitation practical , legal and cost efficient access to the remaining Collateral and the availability of utility services, drainage, and irrigation to the Collateral over the Collateral remaining after the partial release and substitution of Collateral over such remaining Collateral or easement rights appurtenant thereto sufficient to adequately service such remaining Collateral in a cost efficient manner).

( e) Borrower will provide Lender the following documentation which needs to be satisfactory to Lender (i) a title commitment for a loan title insurance policy in the amount of the then principal balance of the Note agreeing to insure as a first priority lien on the new real estate Collateral together with copies of all documents referenced therein subject only to such exceptions and matters as Lender shall approve and (ii) all due diligence items and documentation pertaining to the new real estate Collateral typically required by Lender in real estate mortgage loan transactions such as real estate tax information, appraisals, environmental questionnaires, irrigation and drainage reports, plats, personal property inventory, zoning evidence, liability and other insurance, tree and crop insurance, permits, contracts, UCC searches and other documentation.

(f) to accommodate the Borrower in identifying acceptable substitute real estate collateral, proceeds from said sale of the partially released real estate Collateral may be deposited into a Pledge Account as substitute collateral. The Pledge Account shall be in cash, cash equivalents and marketable financial securities that are listed for sale on a public securities exchange at readily identifiable prices including without limitation, stocks, bonds, mutual funds, and treasuries acceptable to Lender. Use of the Pledge Account as substitute Collateral shall not exceed twelve (12) months and the value of the pledged Collateral in the Pledge Account shall not exceed fifty percent (50%) of the value of the total Collateral. Borrower shall provide a perfected first lien security interest in the Pledge Account and there shall be a Pledge Agreement, Account Control Agreement and other related documents all satisfactory to Lender together with the financial intermediary.

(g) the Loan Documents shall be modified to provide Lender with a first mortgage lien and security interest on the new real estate Collateral to secure the Loan.

(h) Borrower shall at the time of presenting the Partial Release and Substitution Request to Lender, pay Lender a non-refundable servicing fee not to exceed Five Thousand and Noll 00
Dollars ($5,000) for evaluating and processing the request. Borrower shall also pay the legal fees
of Lender's outside counsel in connection with the foregoing and all expenses of the transaction including     but not by way of limitation any documentary stamp taxes, intangibles taxes, title insurance        premiums, title insurance company search charges, and recording and filing fees incident thereto.

Section 2.6 Prepayments. Prepayments of the Loan, other than Exempt Prepayments (as defined in the Note), shall be subject to the Prepayment Premium set forth in the applicable Note. Any prepayments of principal ("Optional Prepayments") under the Loan, other than scheduled principal payments pursuant to the applicable Note, shall b~ applied either to (i) Loan A and Loan B, pro rata, or (ii) Loan C, at the option of and as specified by the Borrower; provided however, that the first $5,000,000.00 in Optional Prepayments made by the Borrower after the first anniversary of the date hereof shall be applied to Note A.

ARTICLE III REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender (which representations and warranties shall survive the execution and delivery of the Loan Documents) that:

Section 3 .1 Authority. Each of the entities included in the definition of "Borrower" (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and proposed to be conducted, (iii) is duly qualified to do business and is in good standing in every jurisdiction in which its properties or assets are owned or the nature of its activities conducted makes such qualification necessary, and (iv) has the power and authority to execute and deliver, and to perform its obligations under the Loan Documents.

Section 3 .2 Authorization of Loan for the Borrower The execution, delivery and performance of the Loan Documents by each of the entities constituting Borrower (a) have been duly authorized by all requisite action and (b) will not (i) violate (x) any provision of law, any governmental rule or regulation, any order, writ, judgment, decree, determination or award of any court, arbitrator or other agency of government, (y) the Articles of Organization and operating agreement or other governance documents of Borrower or (z) any provision of any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than as permitted by the terms hereof.

Section 3.3 Binding Effect. This Agreement, the Note, the Security Instrument and the other Loan Documents when delivered hereunder will be legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except (a) as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors rights, and (b) as enforceability may be limited or qualified by general principles of equity, whether raised in a proceeding at law or equity.

Section 3.4 Agreements.

(1) Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other limited liability company governance document restriction, or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). There are no unrealized losses with respect to any such agreement, indenture, lease or instrument.

(2) Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Borrower, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of the indebtedness to be evidenced by the Note.

(3) Borrower is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

(4) Borrower enjoys lawful, peaceful and undisturbed possession in all material respects to all licenses, trade names, trade marks, services marks and patents used or whose use is contemplated in the operation of its business.

Section 3.5 Litigation, etc. There are no undisclosed actions, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, against the Borrower, , (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower or its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower and none which questions the validity of this Agreement, the Note or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

Section 3.6 Violation of Judicial or Governmental Orders, Laws, Ordinances or Regulations. The Borrower knows of no violation and has no notice of a violation of any court order or of any law, regulation, ordinance, rule, order, code, or requirement of any governmental authority having jurisdiction over the Borrower that may detrimentally affect the business and operations of the Borrower.

Section 3.7 No Outstanding Debt. Borrower has no outstanding Debt, except for the Loan [and the LOC], any liabilities disclosed to Lender in writing before the Effective Date and other obligations in the nature of trade payables incurred by Borrower (or its predecessor) in their ordinary course of business.

Section 3.8 Priority of Liens and Security Interest. The Security Interest and liens granted to the Lender in the Collateral shall be and are a perfected first priority Security Interest in the Collateral except for liens expressly permitted or provided in this Loan Agreement, and there are not and will be no other security interests or other liens other than the Permitted Liens upon the Collateral during the term of the Loan without the prior written consent of the Lender.

Section 3.9 Solvency. After giving effect to the funding of the Loan, the application of the proceeds thereof as contemplated by this Agreement and the Loan Documents, and the payment of all estimated Lender, legal, accounting and other fees related thereto, Borrower is solvent.

Section 3 .10 Executive Offices and Location of Records. The Borrower's Principal Place of Business is located at 590 Madison A venue, 26th Floor, New York, New York 10022t and all of its books and records are and shall be maintained there.

Section 3 .11 Regulatory Compliance. The Borrower has in the past complied with and is presently complying in all material respects with all laws applicable to the Borrower's business.

Section 3.12 Intentionally Omitted.

Section 3.13 Fair Labor Standards Act. The Borrower has complied with, and will continue to comply with, the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended from time to time (the "FLSA"), including specifically, but without limitation, 29 U.S.C. Section 215(a). This representation and warranty, and each reconfirmation hereof, shall constitute written assurance from the Borrower, given as of the date hereof and as of the date of each reconfirmation, that the Borrower has complied with the requirements of the FLSA, in general, and 29 U.S.C. Section 215(a)(l) thereof, in particular.

Section 3 .14 Intentionally Omitted.

Section 3.15 Usury. The Borrower believes that the amounts to be received by the Lender which are or which may be deemed to be interest under any of the Loan Documents or otherwise in connection with the transactions described herein constitute lawful interest and are not usurious or illegal under the laws of the State of Florida, and no aspect of the transaction contemplated by this Agreement is intended to be usurious.

Section 3 .16 Borrower Setoffs. The Borrower does not, as of the date hereof, have any defenses, counterclaims, or setoffs with respect to any sums to be advanced under this Loan Agreement.

Section 3.17 Disclosure and No Representation. Warranty or Document Untrue. No representation or warranty made by the Borrower contained herein, the Loan Documents, or in any certificate or other document furnished or to be furnished by the Borrower pursuant hereto, or which will be made by the Borrower from time to time in connection with the Loan Documents (a) contains or will contain any misrepresentation or untrue statement of fact, or (b) omits or will omit to state any material fact necessary to make the statements therein not misleading, unless otherwise disclosed in writing to the Lender. There is no fact known to the Borrower which adversely affects, or which might in the future adversely affect, the business, assets, properties or condition, financial or otherwise, of the Borrower, or the Collateral, except as set forth or reflected in the Loan Documents or otherwise disclosed in writing to the Lender.

Section 3.18 Continuation. The Borrower's warranties and representations contained in this Agreement are and shall remain correct and complete until the Loan is paid in full. All representations, warranties, covenants and agreements made to or with the Lender by or on behalf of, or at the request of the Borrower in connection with this Agreement may be relied upon by the Lender.

Section 3 .19 Real Property. There is legal access and adequate practical access to all of the Real Property. Each of the entities within the definition of "Borrower" holding title to any part of the Real Property is now and will continue to be in compliance with all of the terms of all agreements binding upon the Real Property which it now owns.

Section 3 .20 Survival. All of the representations and warranties set forth in this Article shall survive until all Obligations are satisfied in full.

ARTICLEIV
FINANCIAL COVENANTS OF THE BORROWER

The Borrower covenants, for so long as any of the principal amount of or interest on the Note is outstanding and unpaid or any duty or obligation of the Borrower hereunder or under any other Obligation remains unpaid or unperformed, as follows:

Section 4.1 Financial Records. The Borrower at all times will keep proper and adequate records and books of account in accordance with GAAP consistently applied in which the full, true and correct entries will be made of its transactions and which will properly and correctly reflect all items of income and expense in connection with the operation of the Borrower's business regardless of whether such income or expense is realized by the Borrower.

Section 4.2 Delivery of Financial Statements of the Borrower. The Borrower will deliver to the Lender copies of each of the following:

(1) Within one hundred twenty (120) days after the end of each Fiscal Year, audited financial statements of Borrower and its Subsidiaries on both a consolidated basis (with appropriate subsidiary eliminations), which are prepared in accordance with GAAP (consisting of an income statement, balance sheet, statement of retained earnings and cash flow, a schedule of all related debt and all contingent liabilities and including all normal and reasonable financial notes). They shall be prepared and certified by a certified public accountant reasonably acceptable to the Lender, all in reasonable detail. Such audited financial statements shall be further certified by the chief financial officer of the Borrower as being true, correct, and accurate, as completely and accurately reflecting the financial transactions during the period covered thereby of Borrower and its consolidated Subsidiaries, and as completely and accurately reflecting the financial condition of Borrower and its consolidated Subsidiaries as of the beginning and end of said period covered.

(2) As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a certificate of compliance with financial covenants from the chief financial officer of the Borrower ("Certificate of Compliance") addressed to Lender and certifying the compliance of Borrower with the financial covenants provided in this Article.

(3) Annually, within ninety (90) days after the completion of each Crop Season (a Crop Season shall, as to a particular Crop, be the Crop season used by the industry in the area of the Premises as to which the Crop pertains), Borrower shall furnish to Lender operating information on the Collateral as follows:

(i) Reports/documents (internal inventory reports etc.) that describe and value all inventory security, including each citrus crop variety's acreage both on a gross acreage and grove planted acreage basis; and

(ii) Citrus Crop production and operations detailed information, including yields by variety, costs and pricing by grove/farm and variety.

(4) With reasonable promptness, such other data and information as from time to time may be reasonably required by the Lender.

Section 4.3 Delivery of Reports. All of the reports, statements, and items required under Section 4.2 shall be in form and substance satisfactory to Lender. All of the reports, statements, and items required under Section 4.2 must, unless another time period is specified above, be received each year this Agreement is in force by the date which is one hundred twenty (120) days after the end of the Borrower's Fiscal Year, as the case may be subject to filing deadline extensions. If any one report, statement, or item is not received within thirty (30) days of this due date, Lender may declare an Event of Default under this Agreement and the Loan
Documents.

Section 4.4 Inspection of Records. Borrower shall allow Lender or its authorized representatives at all reasonable times to examine and make copies of all such books and records and all supporting data therefor at Lender's principal place of business or at such other place where such books, records, and data may be located. Borrower shall assist Lender or such representative in effecting such examination. Within three (3) years after Lender's receipt of any such report, statement, or item, Lender may, upon at least five (5) Business Days prior written notice to Borrower, inspect and make copies of the books, records, and income tax returns with respect to the Collateral of Borrower, for the purpose of verifying any such reports, statements, or items.

Section 4.5 Article IV Terms:

The following definitions shall apply to the financial covenants in this Article as to Borrower and its Subsidiaries on a consolidated basis (with appropriate subsidiary eliminations):

(1) "Consolidated Current Ratio" shall mean the ratio of (i) Consolidated
Current Assets to (ii) Consolidated Current Liabilities;

(2) "Consolidated Current Assets" shall mean current assets as defined under and computed in accordance with GAAP consistently applied based upon audited financial statements of Borrower and its Subsidiaries on a consolidated basis; and

(3) "Consolidated Current Liabilities" shall mean current liabilities as defined under and computed in accordance with GAAP consistently applied based upon audited financial statements of Borrower and its Subsidiaries on a consolidated basis including all funded debt under lines of credit to Borrower and its Subsidiaries.

Section 4.6 Required Consolidated Current Ratio. The Consolidated Current Ratio measured at the end of each Fiscal Year based on audited consolidated financial statements of Borrower shall be at least 2.00 to 1.00.

Section 4. 7 LOC. Any LOC Lender shall, if required by Lender, enter into an Intercreditor Agreement with Lender providing for the respective rights of the LOC Lender(s) and Lender as to their respective collateral, all in form and substance satisfactory to Lender. Upon the written request of Lender, Borrower shall provide Lender with copies of all LOC Lender loan documents which shall include the recording information of all such documents which are recorded. A default under any LOC shall be a default hereunder.

ARTICLEV
OTHERAFFIRMATIVE COVENANTS OF THE BORROWER

Section 5.1 Inspection. The Borrower will permit the Lender or Lender's designated representative to (i) visit any Place of Business, (ii) inspect the Collateral, including such crop inspections as the Lender deems advisable (iii) inspect and make extracts from the Borrower's books and records, and (iv) discuss the affairs, finances and accounts of the Borrower with the officers of the Borrower, all at such reasonable times and as often as may reasonably be requested.

Section 5.2 Maintenance of Legal Existence and Compliance with Laws. Borrower shall at all times preserve and maintain in full force and effect its legal existence, powers, rights, licenses, permits and franchises in the jurisdiction of its organization; continue to conduct and operate its businesses substantially as conducted and operated as of the Effective Date; operate in full compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its businesses; and qualify and remain qualified as foreign organizations in each jurisdiction in which such qualification is necessary or appropriate in view of its businesses and operations.

Section 5.3 First Lien. Borrower shall provide Lender a first lien and security interest on the Real Property.

Section 5.4 Second Lien. Borrower shall provide Lender a lien and security interest on all Crops and Farm Products and all Accounts, Chattel Paper and General Intangibles ansmg out of the same which shall be second only to the first lien of any LOC Lender.

Section 5.5 Intercreditor Agreement. At Lender's option, any LOC Lender, if other than Lender, shall enter into an Intercreditor Agreement or Intercreditor Agreements with Lender in form and content satisfactory to Lender.

Section 5.6 Leases of the Real Property. Any tenants of the Real Property shall subordinate their leasehold interests therein and furnish Lender a Tenant Estoppel Certificate, all in form and content satisfactory to Lender. Borrower shall cause any lender holding a security interest or lien on any such leasehold interests to subordinate the same to the lien and security interests of the Loan Documents.

Section 5. 7 Defaults/Notices. The Borrower shall immediately notify the Lender in writing upon the happening, occurrence or existence of any Event of Default, or any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default, and shall provide the Lender with such written notice, a detailed statement by a responsible officer of the Borrower of all relevant facts and the action being taken or proposed to be taken by the Borrower with respect thereto. Borrower shall cause any and all holders of its debt to agree, in writing, unto Lender, to provide Lender notice of any default under the documents evidencing such debt.

Section 5.8 Maintenance of Properties. The Borrower shall maintain or cause to be maintained in good repair, working order and condition the Collateral and all other properties used or useful in the businesses of Borrower (ordinary wear and tear excepted) and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times. The Borrower will not do or permit any act or thing which might impair the value or commit or permit any waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties.

Section 5.9 Notice of Suit, Proceedings, Adverse Change. The Borrower shall promptly give the Lender notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting Borrower or the rights or other properties of Borrower or (i) which involves potential liability of Borrower in an amount in excess of $500,000.00, or (ii) which the shareholders of Borrower believe in good faith is likely to materially and adversely affect the financial condition of Borrower or to impair the right or ability of Borrower to carry on their businesses as now conducted or to pay the Obligations or perform its duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of Borrower; and (c) of any seizure or levy upon any part of the properties of Borrower under any process or by a receiver.

Section 5 .10 Debts and Taxes and Liabilities. The Borrower shall pay and discharge (i) all of their indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or against its properties prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower and shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently pursued and for which adequate reserves have been set aside on its books. The Borrower shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

Section 5.11 Notification of Change of Name or Business Location. The Borrower shall notify the Lender of each change in the name of the Borrower and of each change of the location of any Place of Business and the office where the records of the Borrower are kept, and, in such case, shall execute such documents as the Lender may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the records of the Borrower may not be removed from the Place of Business designated from time to time by Borrower, without the prior written consent of the Lender.

Section 5.12 Compliance With Laws. The Borrower will comply with all laws, regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Borrower.

Section 5 .13 Further Assurances. The Borrower will, at the cost of the Borrower, and without expense to the Lender, promptly upon the request of the Lender: (a) correct any defect, enor or omission which may be discovered in the contents of any Loan Documents or in the execution or acknowledgment thereof; (b) execute, acknowledge, deliver and record or file such other and further instruments (including, without limitation, mortgages, deeds or trusts, security agreements, financing statements and specific assignments of rents or leases) and do such further acts, in either case as may be necessary, desirable or proper in the Lender's opinion to carry out more effectively the purposes of the Loan Documents; to protect and preserve the lien and security interest on the Collateral to subject thereto any property intended by the terms thereof to be covered thereby, including, without limitation, any renewals, additions, substitutions or replacements thereto; or protect the security interest of the Lender and the Collateral against the rights or interest of third parties. The Borrower hereby appoint the Lender as their attorney-in• fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of the Borrower, at Borrower's sole expense, if Borrower fails to comply with their obligations under this paragraph.

Section 5 .14 After Acquired Property. Without the necessity of any further act of the Borrower or the Lender, the lien of and the security interest created in the Collateral automatically extends to and includes:

(1) Any and all renewals, replacements, substitutions, accessions, proceeds, products or additions of or to the Collateral and

(2) Any and all monies and other property that from time to time may either by delivery to the Lender or by any instrument be subjected to such lien and security interest by the Borrower or by anyone on behalf of the Borrower, or with the consent of the Borrower, or which otherwise may come into possession or otherwise be subject to the control of the Lender pursuant to the Loan Documents.

Section 5.15 Indemnity. The Borrower shall indemnify, defend and hold harmless the Lender from and against and reimburse the Lender for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including, without limitation, attorney's fees and disbursements, which may be imposed upon, asserted against or incurred or paid by the Lender by reason of, on account of or in connection with any claim or damage occurring in, upon or in the vicinity of the Collateral through any cause whatsoever, or asserted against the Lender on account of any act performed or omitted to be performed under the Loan Documents or on account of any transaction arising out of or in any way connected with the Collateral or the Loan Documents, except as a result of the willful misconduct or gross negligence of the Lender.

Section 5 .16 Insurance. During the term of this Agreement, the Borrower shall maintain the insurance coverage required by the Loan Documents.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower covenants, for so long as any of the principal amount of or interest accrued on the Note is outstanding and unpaid or any Obligations remain unpaid or unperformed, that none of Borrower or its Subsidiaries will undertake the following actions without the prior written consent of the Lender:

Section 6.1 Merger, Consolidation. Dissolution, etc. Neither the Borrower nor any of its Subsidiaries will consolidate with or merge into any other corporation, partnership, limited liability company or other entity or permit another corporation or partnership, limited liability company or other entity to merge into them, or dissolve or take or omit to take any action which would result in their dissolution, or acquire all or substantially all the properties or assets of any other Person, or enter into any arrangement, directly or indirectly, with any Person whereby any of Borrower or its Subsidiaries shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Borrower or any of its Subsidiaries intend to use for substantially the same purpose or purposes as the property being sold or transferred (other than with respect to another entity comprising Borrower) without the prior written consent of the Lender.

Section 6.2 Changes in Business. Neither Borrower nor any of its Subsidiaries will make any material change in the nature or scope of their respective business operations from that existing on the date of this Loan Agreement including but not limited to major asset acquisitions or dispositions, acquisition or disposition of businesses or their components, mergers, consolidations, reorganizations and/or restructurings.

Section 6.3 Other Agreements. Neither Borrower nor any of its Subsidiaries will enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of the Lender under the Loan Documents, or which is inconsistent with or limits or abrogates the Loan Documents.

Section 6.4 Due-on-Sale or Encumbrance.

The Due-on-Sale or Encumbrance provision of the Security Instrument (Section 5.01 thereof) is incorporated herein. The term "Minimum Ownership and Control Requirement" used therein shall mean that at all time any of the Obligations are outstanding, Remy W. Trafelet (in the event of his death, his estate and those taking by way of devise or inheritance due to his death) and 734 Agriculture, LLC, collectively shall hold directly or indirectly no less than fifty one percent (51%) of the ownership interests in Borrower and Remy W. Trafelet (in the event of his death, his estate and those taking by way of devise or inheritance due to his death) shall maintain directly or indirectly management control of each of the entities within the definition of "Borrower".

Section 6.5 Loans to Borrower/Liens on Collateral. Other than the LOC permitted herein, the Borrower will not borrow from anyone on the security of or create, incur or suffer to exist any lien on any of the Collateral or permit any Financing Statement (other than the Lender's and any LOC Lender's security interest and Financing Statement) to be on file with respect thereto, without the Lender's written consent.

Section 6.6 Other Liens. Other than liens and security interests permitted to secure LOC, the Borrower will not create, assume, or suffer to exist any lien upon any other of its property or assets, whether now owned or hereafter acquired, except:

(1) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings;

(2) Purchase money security interest in property not a part of the Collateral;

and
(3) Permitted Liens.

Section 6. 7 Change in Management/Ownership. Without Lender's prior written consent, until the Loan is paid in full, there shall be no substantial change in the executive management or ownership of each of the entities within the definition of "Borrower" except as allowed herein.

ARTICLE VII
EVENTS OF DEFAULT

The following each and all are Events of Default hereunder:

Section 7.1 Monetary Default. If the Borrower shall default in any payment of the principal of or interest on the Note, other monetary Obligations under the Loan Documents, within five (5) days following the date the same shall become due and payable, whether at maturity, by acceleration by the Lender as permitted herein or otherwise.

Section 7.2 Non-Monetary Default. If the Borrower shall default in the performance or compliance with any of the material terms, conditions, covenants or agreements contained in this Loan Agreement without curing the same within thirty (30) days after written notice thereof shall have been given to Borrower; provided however, that if such default cannot be cured within said period, Borrower shall have such additional time for cure as Lender may, in its reasonable discretion, approve in writing after receipt by Lender within said period of a written request from Borrower or if the Borrower shall default under any other non-monetary Obligations without curing the same within any cure period provided in the Loan Documents containing such Obligations.

Section 7.3     Default in Other Obligations. If Borrower shall default in the performance of the LOC.

Section 7.4 Misrepresentation. If any representation or warranty made in writing by or on behalf of the Borrower, in this Agreement or in any other Loan Document, shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed.

Section 7.5 Dissolution. If any order, judgment, or decree is entered in any proceedings against Borrower decreeing the dissolution of Borrower or any of its Subsidiaries and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.

Section 7.6 Bankruptcy, Failure to Pay Debts, etc. If Borrower or any of its Subsidiaries shall admit in writing their inability, or be generally unable, to pay their respective debts as they become due or shall make an assignment for the benefit of creditors, file a petition in Bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for Borrower or any of its Subsidiaries or a substantial part of their assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower or any of its Subsidiaries, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more, or if Borrower or any of its Subsidiaries by any act or omission shall indicate consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief for the appointment of a custodian, receiver or any trustee for Borrower or any of its Subsidiaries or any substantial part of any of their properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

Section 7.7 Fraudulent Conveyance. If Borrower or its Subsidiaries , shall have concealed, removed, or permitted to be concealed or removed, any part of their respective properties, with intent to hinder, delay or defraud its creditors, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of their respective properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof.

Section 7.8 Final Judgment. If a final judgment for the payment of money in excess o $500,000.00 shall be rendered against Borrower or any of its Subsidiaries, and the same shall remain undischarged or shall not be bonded off to the satisfaction of the Lender for a period of thirty (30) consecutive days during which the execution shall not be effectively stayed.

Section 7.9 Impairment of Security. If any security document, mortgage, agreement, guaranty or other instrument given to the Lender to evidence or secure the payment and performance of the Obligations hereunder shall be revoked by the Borrower or shall cease to be in full force and effect, or the protection or security afforded the Lender in any portion of the Collateral secured thereby is in any material respect impaired for any reason; or the Borrower shall default in any material respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under any security document and such default shall not have been cured or waived in any applicable grace period contained therein; or any representation or warranty of the Borrower made in any security document shall be false in any material respect on the date as of which made; or for any reason (except for acts or omissions of the Lender) the Lender shall fail to have a valid, perfected and enforceable first priority security interest, lien or mortgage encumbering the Collateral or if the Borrower shall contest in any manner that any security document constitutes its valid and enforceable agreement or the Borrower shall assert in any manner that it has no further obligation or liability under such agreement.

ARTICLE VIII
RIGHTS UPON DEFAULT

Upon the occurrence and during the continuance of any Event of Default, the Lender shall have and may exercise any or all of the rights set forth herein (provided, however, the Lender shall be under no duty or obligation to do so):

Section 8.1 Acceleration. To declare the indebtedness evidenced by the Note, to the extent the proceeds thereof shall have been disbursed and remain outstanding, and all other Obligations to be forthwith due and payable, whereupon the Note, to the extent the proceeds thereof shall have been disbursed and remain outstanding, and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or in such other Obligations to the contrary notwithstanding, and, upon such acceleration, the disbursed and unpaid principal balance and accrued interest upon each of Note A, Note Band Note C shall from and after such date of acceleration bear interest at the Default Rate.

Section 8.2 Other Rights. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

Section 8.3 Uniform Commercial Code/Applicable Law. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC and any and all rights and remedies available to it under any other applicable law.

Section 8.4 Cure of Defaults. Cure any default or Event of Default without releasing the Borrower from any obligation hereunder or under the Loan Documents.

Section 8.5 Receiver. Cause the appointment of a receiver, as a matter of strict right, without regard to the solvency of the Borrower, for the purpose of preserving the Collateral and to protect all rights accruing to the Lender by virtue of this Agreement and any other Loan Documents and expressly to maintain Collateral and the Crops and Farm Products operations on the Real Property, with all costs and expenses incurred in connection with such receivership to be charged against the Borrower and to be secured by the security interest granted pursuant to the Loan Documents. Borrower hereby consents to the appointment of such receiver or receivers, waive any and all defenses to such appointment and agree not to oppose any application therefor by the Lender. The receiver shall be appointed to take charge of, manage, preserve, protect and operate any business, make any needed repairs, pay all costs associated with the operations of such businesses and after payment of all expenses of the receivership, including reasonable attorney's fees and court costs, in any, to apply all the net proceeds derived therefrom in the reduction of the Obligations or in such other manner as the court shall direct. All expenses, fees and compensation incurred pursuant to any such receivership shall also by secured by the Security Interest granted by the Loan Documents.

ARTICLEIX MISCELLANEOUS

Section 9 .1 Cumulative Remedies. The remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity. Upon an Event of Default, the Lender may elect to exercise any one or more of such remedies and such election shall not waive or cause the Lender to have elected not to subsequently exercise any other such remedies available to it under the Agreement or any Loan Document.

Section 9.2 Amendments, etc. No amendment, modification, termination or waiver of any provision of this Agreement, the Note or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in specific instance and for the specific purpose for which given.

Section 9.3 Notices. Any notice, demand, consent, approval, direction, agreement, or other communication (any "Notice") required or permitted hereunder or under the other Loan Documents shall be in writing and shall be addressed as follows to the person entitled to receive the same:

If to Borrower:

734 Citrus Holdings, LLC
734 LMC Groves, LLC
734 Co-op Groves, LLC
734 BLP Groves, LLC
734 Harvest, LLC
590 Madison Avenue, 26th Floor
New York, New York 10022
Attn: Mr. Remy W. Trafelet

With copy to:
Shumaker, Loop & Kendrick, LLP Bank of America Plaza
101 East Kennedy Blvd., Suite 2800
Tampa, Florida 33602
Attn: Timothy M. Hughes

If to Lender:

Prudential Mortgage Capital Company, LLC
801 Warrenville Road, Suite 150
Lisle, Illinois 60532-1357
Attn: Investment Manager
Reference Loan Numbers: 717610613, 717610637
and 717610638

With copy to:

Prudential Mortgage Capital Company, LLC
201 S. Orange Avenue, Suite 795
Attn: Investment Director
Reference Loan Numbers: 717610613, 717610637
and 717610638

With copy to:

Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201
Attn: Legal Department
Reference Loan Numbers: 717610613, 717610637
and 717610638

Any notice shall be sent (a) by depositing it with the United States postal service, or any official successor thereto, certified or registered mail, return receipt requested, with adequate postage prepaid; (b) by depositing it with a reputable overnight courier service from whom a receipt is available; or ( c) by personal delivery, provided a signed receipt is obtained. Each notice shall be effective three (3) Business Days after being so deposited in the case of (a) above, one (1) Business Day after being so deposited in the case of (b) above or upon delivery in the case of item (c) above, but the time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the notice by the addressee thereof, as evidenced by the return receipt. Rejection or other refusal by the addressee to accept or receipt the delivery, or the inability to deliver because of a changed address of which no notice was given, shall be deemed to be the receipt of the notice sent. Any party shall have the right from time to time to change the address or individual's attention to which notices to it shall be sent and to specify up to two (2) additional addresses to which copies of the notices to it shall be sent by giving the other party hereto at least ten (10) days' prior notice thereof.

Section 9.4 Intentionally deleted.

Section 9.5 Applicable Law. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

Section 9.6 Time of the Essence. Time is of the essence of this Agreement, the Note and the other Loan Documents.

Section 9. 7 Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

Section 9.8 Severability. In case any one or more of the provisions contained in this Agreement, the Note or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Note or the other Loan Documents, but this Agreement, the Note and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein; provided, however, in the event said matter would be in the reasonable opinion of the Lender adversely affect the rights of the Lender under any or all of the Loan Documents, the same shall be an Event of Default.

Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9 .10 Conflict. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern in all instances of such conflict.

Section 9.11 Term. The term of this Agreement shall be for such period of time until the Loan, the Note, and all renewals, replacements, modifications, extensions, increases and amendments of any of the foregoing have been repaid in full.

Section 9.12 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to pay and save Lender harmless against liability for the payment of documentary stamp taxes, intangible tax, all out-of-pocket expenses arising in connection with this transaction and all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this
Agreement or the execution, delivery, acquisition and performance of the Note (including any renewal, extension, substitution or replacement thereof) issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of Lender determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the Federal Internal Revenue Code), all printing costs and the reasonable fees and expenses of any special counsel to

Lender in connection with this Agreement and any subsequent modification thereof or consent thereunder. The obligations of Borrower under this Section shall survive payment of the Note.

Section 9.13 Joint and Several Liability. Each entity within the definition of "Borrower" shall be jointly and severally liable hereunder, each covenant, representation, undertaking and provision of this Agreement shall apply to each of such entities separately and collectively.

Section 9 .14 Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize, any delegation of duties by the Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.

Section 9 .15 Further Assurances. The Borrower shall, from time to time, execute such additional documents as may reasonably be requested by the Lender or the counsel, to carry out and fulfill the intent and purpose of this Agreement and the Loan Documents.

Section 9 .16 No Third Party Beneficiaries. The parties intend that this Agreement is solely for their benefit and no Person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

Section 9.17 WAIVER OF JURY TRIAL. THE BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION· BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY LOAN DOCUMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO A BUSINESS RELATIONSHIP WITH THE BORROWER. THE BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS W AIYER WITH ITS LEGAL COUNSEL, AND THAT SUCH WAIYER IS KNOWINGLY AND VOLUNTARILY GIVEN FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS W AIYER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, REPLACEMENTS, REAFFIRMATIONS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

Section 9.18 No Waiver. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder, or under the Note or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder.

Section 9 .19 Entire Agreement. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Loan Agreement to be executed, sealed and delivered, as applicable, by their duly authorized officers as of the Effective Date first set forth above.

[SIGNATURE AND NOTARY BLOCKS FOLLOW]

"BORROWER"

734 CITRUS HOLDINGS, LLC, a Florida limited liability company

By: /s/ Remy W. Trafelet
(Signed Name)

As: Remy W. Trafelet, Manager

"BORROWER"

734 LMC GROVES, LLC, a Florida limited liability company

By: /s/ Thomas B. Powers
(Signed Name)

Its: Thomas Brian Powers, Manager

"BORROWER"

734 CO-OP GROVES, LLC, a Florida limited liability company

By: /s/ Clayton G. Wilson
(Signed Name)

Its: Clayton G. Wilson, Manager

"BORROWER"

734 BLP GROVES, LLC, a Florida limited liability company

By: /s/ Clayton G. Wilson
(Signed Name)

Its: Clayton G. Wilson, Manager

"BORROWER"

734 HARVEST, LLC, a Florida limited liability company

By: /s/ Jerry L. Brewer
(Signed Name)

Its: Jerry L. Brewer, Manager

"LENDER"

PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company

By: /s/ Charles E. Allison
(Signed Name)

Its: Charles E. Allison, Vice President

STATE OF NEW YORK
S.S.
COUNTY OF NEW YORK

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Remy W. Trafelet, the manager of 734 CITRUS HOLDINGS, LLC, a Florida limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( ) personally known to me or (x) produced a driver's license issued by New York    , a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 22nd day of December, 2012.

/s/ Gino Palacios
Signature of Notary Public)

Gino D. Palacios
(Printed Name of Notary Public)

My commission expires:     07/11/14

[NOTARY SEAL]

STATE OF FLORIDA
S.S.
COUNTY OF HILLSBOROUGH

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Thomas Brian Powers, the manger of 734 LMC GROVES, LLC, a Florida limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( ) personally known to me or (x) produced a driver's license issued by     Florida    , a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 21st day of December, 2012.

/s/ Kimberly D. McGreal
Signature of Notary Public)

Kimberly D. McGreal
(Printed Name of Notary Public)

My commission expires:     12/29/13

[NOTARY SEAL]

STATE OF FLORIDA
S.S.
COUNTY OF HILLSBOROUGH

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Clayton G. Wilson, the manger of 734 CO-OP GROVES, LLC, a Florida limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( ) personally known to me or (x) produced a driver's license issued by Florida, a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 21st day of December, 2012.

/s/ Shannon Kalmbach
Signature of Notary Public)

Shannon Kalmback
(Printed Name of Notary Public)

My commission expires:     12/05/16

[NOTARY SEAL]

STATE OF FLORIDA
S.S.
COUNTY OF HILLSBOROUGH

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Clayton G. Wilson, the manger of 734 BLP GROVES, LLC, a Florida limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( ) personally known to me or (x) produced a driver's license issued by Florida, a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 21st day of December, 2012.

/s/ Shannon Kalmbach
Signature of Notary Public)

Shannon Kalmback
(Printed Name of Notary Public)

My commission expires:     12/05/16

[NOTARY SEAL]

STATE OF FLORIDA
S.S.
COUNTY OF HILLSBOROUGH

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Jerry L. Brewer, the manger of 734 HARVEST, LLC, a Florida limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( ) personally known to me or (x) produced a driver's license issued by     Florida    , a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 21st day of December, 2012.

/s/ Kimberly D. McGreal
Signature of Notary Public)

Kimberly D. McGreal
(Printed Name of Notary Public)

My commission expires:     12/29/13

[NOTARY SEAL]

STATE OF FLORIDA
S.S.
COUNTY OF ORANGE

BEFORE ME, a Notary Public in and for said County and State on the date below, personally appeared Charles E. Allison, the manger of PRUDENTIAL MORTGAGE CAPITAL COMPANY, LLC, a Delaware limited liability company, and acknowledged that he executed the foregoing instrument on behalf of said limited liability company.

Said person ( x) personally known to me or ( ) produced a driver's license issued by Florida, a State of the United States which is either current or has been issued within the past five (5) years and bears a serial or other identification number.

IN WITNESS WHEREOF, I have affixed my notarial seal this 21st day of December, 2012.

/s/ Diane M. Barnett
Signature of Notary Public)

Diane M. Barnett
(Printed Name of Notary Public)

My commission expires:     03/06/16

[NOTARY SEAL]